Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of March 17, 2014 by and between SQUARE 1 BANK (“Bank”) and Accelerize New Media Inc., a Delaware corporation (jointly and severally, “Grantor”).

RECITALS

A.     Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).

B.     Extension of credit by the Bank pursuant to the Loan Agreement is subject to the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

C.     Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

Now, Therefore, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure all of its present and future indebtedness, liabilities and obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Bank and Grantor, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof (collectively, “Intellectual Property Collateral”).

1.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights of Grantor which are registered with or subject to an application filed with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

SIGNATURE PAGE FOLLOWS

2.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Grantor:

Accelerize New Media Inc.

By	/s/ Brian Ross
Name	Brian Ross
Title	CEO

Address of Grantors:

20411 SW Birch Street, Suite 250

Newport Beach, California 92660

Bank:

Square 1 Bank

By	/s/ Mike Griffin
Name	Mike Griffin
Title	SVP

Address of Bank:

406 Blackwell Street, Suite 240

Durham, NC 27701

Attn: Loan Documentation Department

3.

EXHIBIT A

COPYRIGHTS

Description	Registration Number	Registration Date

NONE

EXHIBIT B

PATENTS

Description	Registration OR Serial Number	Registration OR Filing Date

Lead Generation Management System	20110196759	08/11/2011

EXHIBIT C

 TRADEMARKS

Description	Registration/ Application Number	Registration/ Application Date

CAKE	85566187	03/10/2012

(Design only)	4225522	10/16/2012